                                                                      EXHIBIT 4D



                            NON-COMPETITION AGREEMENT

                  AGREEMENT ("Agreement"), dated August 28, 1997, between Graham-Field Health Products, Inc., a Delaware corporation (the "Company"), and S.E. (Gene) Davis (the "Shareholder").

                                    RECITALS

                  WHEREAS, the Company has entered into an Agreement and Plan of Reorganization dated as of August 28, 1997 (the "Reorganization Agreement"), by and among the Company, the Shareholder and Vicki Ray, pursuant to which the Company will acquire all of the outstanding capital stock of Medical Supplies of America, Inc., a Florida corporation ("Medapex");

                  WHEREAS, the Shareholder is a shareholder and an employee of Medapex, and will derive substantial economic benefits from the performance by the Company of the Reorganization Agreement;

                  WHEREAS, the Reorganization Agreement provides that, as a condition to closing thereunder, the parties hereto enter into this Agreement;

                  WHEREAS, unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to such terms in the Reorganization Agreement; and

                  NOW, THEREFORE, in order to induce the Company to perform its obligations under the Reorganization Agreement, and in consideration of the promises and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                  1.       COVENANTS OF SHAREHOLDER.

                           (a) In consideration of the substantial economic
benefits to be derived by the Shareholder from the performance by the Company of the Reorganization Agreement, the Shareholder expressly covenants and agrees that during the period (the "Restricted Period") commencing on the date hereof and ending on the fifth (5th) anniversary date of the Termination Date (as defined herein), he will not directly or indirectly, own, manage, operate, join, control or participate in or be connected with as an officer, employee, consultant, partner, stockholder, lender, or otherwise, any Competitor, as defined below, or any subsidiary or affiliate thereof. As used herein, a "Competitor" shall be deemed to mean any business, individual, partnership, firm, corporation or organization (other than the Company or a subsidiary or affiliate of the Company) which manufactures, distributes, or markets medical products, home healthcare equipment or home healthcare supplies in any domestic or foreign jurisdiction in which the Company or a subsidiary or affiliate of the Company engages in such activities.

                           (b) Nothing in this Agreement is intended, or shall
be construed, to prevent the Shareholder during the term hereof or thereafter from investing in the stock or other securities listed on a national securities exchange or traded in the over-the-counter market of any corporation which is at the time a Competitor provided that the Shareholder and members of his immediate family shall not, directly or indirectly, hold, beneficially or otherwise, in the aggregate, more than one percent (1%) of any issue of such stock or other securities of any one (1) such corporation.

                           (c) During the Restricted Period, the Shareholder
agrees that he will not, directly or indirectly, (i) interfere with, solicit or cause or attempt to cause any material change in, any of the business or accounts of the Company or any of its subsidiaries or affiliates, including but not limited to, the relationship of any client, customer or supplier with the Company or any of its subsidiaries or affiliates, which existed as of the Closing or any time during the Restricted Period, provided, however, nothing in this Agreement shall prohibit the Shareholder from the solicitation of clients, customers or suppliers of the Company or any of its subsidiaries or affiliates if the purpose of such solicitation is unrelated in any way with the manufacturing, distribution, or marketing of medical products, home healthcare equipment or home healthcare supplies; or (ii) solicit the employment of or hire any officer or employee of the Company or any of its subsidiaries or affiliates who was so employed as of the Closing or at any time during the Restricted Period, within one (1) year of the separation date of such officer or employee from the Company or any subsidiary.

                           (d) During the Restricted Period, the Shareholder
agrees not to disclose (unless compelled by judicial or administrative process) or use any confidential or secret information relating to the Company or any of its subsidiaries or affiliates or any of their respective clients, customers or suppliers.

                           (e) It is expressly understood and agreed that the
covenants and agreements contained herein are necessary to induce the Company to enter into and consummate the transaction contemplated by the Reorganization Agreement; and in the event of the breach by the Shareholder of any of the terms and conditions of this Agreement on his part to be performed hereunder, or in the event of the breach or threatened breach by the Shareholder of the terms and provisions of subparagraphs (a), (b), (c) or (d) of this Section 1, then the Company shall be entitled, if it so elects, to institute and prosecute any proceedings in any court of competent jurisdiction, either in law or equity, for such relief as it deems appropriate, including, without limiting the generality of the foregoing, any proceedings to obtain provable damages for any breach of this Agreement, to enforce the specific performance thereof by the Shareholder or to obtain an injunction against the commission, threatened commission or continuance of any such breach or threatened breach without the necessity of proving actual damages or that damages would be inadequate or of posting a bond. If the Shareholder violates the provisions of paragraphs (a),
(b), (c) or (d) of this Section 1, the time period set forth therein shall be extended by a period equal to the duration of such breach.

                           (f) The Shareholder expressly acknowledges that the
covenants contained in this Section 1 shall not be deemed exclusive of any common law rights of the Company in connection with any of the matters prohibited under this Section 1 or as provided in the Reorganization Agreement, and that the Company shall have any and all rights as may be provided by law or under the Reorganization Agreement in connection with the matters referred to in this Section 1.

                           (g) As used herein, "Termination Date" means the
first date as of which the Shareholder ceases to be engaged by the Company, or any of its subsidiaries or affiliates, as an employee.

                  2.       NOTICES.

                  Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail or certified, (i) to 1744 Kanawha Drive, Stone Mountain, Georgia 30087 (or to such other address as may be designated by the Shareholder from time to time) in the case of the Shareholder or (ii) to its principal office in the case of the Company, and shall be deemed given when deposited in the United States mails, postage prepaid.

                  3.       ENTIRE AGREEMENT.

                  This Agreement embodies the entire agreement of the parties with respect to the subject matter hereof. It may not be changed except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

                  4.       WAIVERS.

                  The waiver by the Company of a breach of any provision of this Agreement by the Shareholder shall not operate or be construed as a waiver of any other or subsequent breach of the Shareholder.

                  5.       GOVERNING LAW.

                  This Agreement shall be subject to, and be governed by, the laws of the State of New York without regard to its conflict of laws provisions.

                  6.       BINDING EFFECT.

                  The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon any successor to the Company or to the business of the Company. Neither this Agreement nor any rights or obligations of the Shareholder hereunder shall be transferable or assignable by the Shareholder.

                  7.       PROVISIONS OVERLY BROAD.

                  If any term or provision of this Agreement, or any part or aspect thereof, shall be deemed by a court of competent jurisdiction to be overly broad in scope, the court considering the same shall have the power and hereby is authorized and directed to modify such term or provision to limit such scope so that such term or provision is no longer overly broad and to enforce the same as so limited. Subject to the foregoing sentence, in the event any provision of this Agreement shall be held to be invalid or unenforceable for any reason such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement. Subject further to the foregoing, if a court of any one or more jurisdictions holds any term or provision of this Agreement, or any part or aspect thereof, unenforceable by reason of the breadth of such scope or otherwise, then such determination will not affect or render invalid or unenforceable such term or provision in any other jurisdiction; such terms and provisions as they relate to each such jurisdiction being, for this purpose, severable into diverse and independent covenants.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                      GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                      By:__________________________________
                                         Name:
                                         Title:



                                      _____________________________________
                                             S.E. (GENE) DAVIS